                                    FORM OF
                                   EXHIBIT F
                   THE EXPEDITION TAX-FREE MONEY MARKET FUND


     For all services rendered by Adviser hereunder. The Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .40% of 1% of the average daily net assets of the Fund.

     The fee shall be accrued daily at the rate of 1/365th of .40% of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this      day of           , 1998.
                                           ----        ----------


Attest:                                  Compass Bank
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                                         ------------------------------------


Attest:                                  The Expedition Funds
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                                         ------------------------------------

                              THE EXPEDITION FUNDS

                                Amendment No. 12
                              DECLARATION OF TRUST
                              dated August 7, 1989


     THIS Declaration of Trust is amended as follows:

     Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

     "Section 5.  Establishment and Designation of Series or Class.  Without
      ------------------------------------------------------------
limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional series or class or to modify the rights and preferences of any existing Series or Class, the series and classes of the Trust are established and designated as:

     The Expedition Equity Fund
          Institutional Shares
          Investment Shares
     The Expedition Bond Fund
          Institutional Shares
          Investment Shares
     The Expedition Money Market Fund
          Institutional Shares
          Investment Service Shares

     The undersigned President and Secretary of The Expedition Funds hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 19th day of May, 1997.

     Witness the due execution hereof this 30th day of May, 1997:


/s/ J. Christopher Donahue                        /s/ C. Grant Anderson
----------------------------                    --------------------------
J. Christopher Donahue                            C. Grant Anderson
President                                         Assistant Secretary

                              THE EXPEDITION FUNDS

                                Amendment No. 13
                              DECLARATION OF TRUST
                              dated August 7, 1989


The undersigned being the President and Secretary of The Expedition Fund (the "Trust") do hereby certify that the following is a true and correct copy of a resolution adopted pursuant to Article III Section 5h of the Declaration of Trust by the Board of Trustees at a Meeting held on May 19, 1997:

VOTED: That the proper officers of the Trust, be and they hereby are authorized and directed to take the actions they deem necessary or appropriate to cause the Government Money Market Fund to cease operations.

Witness my hand this 25th day of August, 1997:


/s/ David G. Lee                             /s/  John H. Grady, Jr.
-------------------------                    ------------------------------
David G. Lee, President                      John H. Grady, Jr., Secretary

                              THE EXPEDITION FUNDS
                                     FORM OF
                                Amendment No. 14
                              DECLARATION OF TRUST
                              dated August 7, 1989


     THIS Declaration of Trust is amended as follows:

     Strike the first paragraph of Section 5 of Article III from the Declaration of Trust, and all preceeding amendments thereto, and substitute in its place the following:

     "Section 5.  Establishment and Designation of Series or Class.  Without
      ------------------------------------------------------------
limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional sereis or class or to modify the rights and preferences of any existing Series or Class, the series and classes of the Trust are established and designated as:

     The Expedition Equity Fund
          Institutional Shares
          Investment Shares
     The Expedition Bond Fund
          Institutional Shares
          Investment Shares
     The Expedition Money Market Fund
          Institutional Shares
          Investment Service Shares
     The Expedition Tax-Free Money Market Fund
          Institutional Shares
          Investment Service Shares

     The undersigned being the President and Secretary of The Expedition Fund (the "Trust") do hereby certify that the above stated Amendement is a true and correct copy Amendment to the Declaration of Trust, as adopted by the Board of
Trustees on the   th day of    , 199 .
                --          ---     -

     Witness my hand this      day of August, 199 :
                          ----                   -


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David G. Lee, President                      John H. Grady, Jr., Secretary